ARK 亞泰匯才會計師事務所
ARK Pro CPA & Co
Certified Public Accountants (Practising)

T : (852) 3105 3983
F : (852) 3105 3887
E : info@arkcpa.com.hk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Fitness Fanatics Limited on Form F-1 of our report dated May 2, 2025, except for the change in the manner in Notes 18 and 19 to the combined financial statements, as to which the date is June 13, 2025, further amendments to Note 19 as to which the dates are June 27, 2025 and July 8, 2025, and amendments to Notes 1, 11, 12 and 20 as to which the date is September 8, 2025, with respect to the combined financial statements of Fitness Fanatics Limited and Subsidiaries as of December 31, 2023 and 2024 and for each of the years in the two-year period ended December 31, 2024, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ ARK Pro CPA & Co

ARK Pro CPA & Co

Hong Kong, China
September 8, 2025

香港九龍新蒲崗太子道東698號寶光商業中心16樓1602-03室
Unit 1602-03, 16/F., Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong